UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hemisphere Media Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT FOR
THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 8, 2022

These additional definitive materials are being filed to update and supplement the proxy statement (the “proxy statement”) filed by Hemisphere Media Group, Inc. (the “Company” or “Hemisphere”) with the Securities and Exchange Commission (the “SEC”) as a definitive proxy statement on Schedule 14A, File No. 001-35886, on August 10, 2022 and mailed by Hemisphere to its stockholders commencing on August 10, 2022. The information contained on this Schedule 14A is incorporated by reference into the proxy statement. Terms used in these additional definitive materials, but not otherwise defined, shall have the meanings ascribed to such terms in the proxy statement.

The supplemental information contained in these additional definitive materials should be read in conjunction with the proxy statement, which should be read in its entirety. To the extent that information in these additional definitive materials differs from or updates information contained in the proxy statement, the information in these additional definitive materials shall supersede or supplement the information in the proxy statement. The information contained in this supplement speaks only as of September 2, 2022, unless the information specifically indicates that another date applies.

If you have not already submitted a proxy for use at the Hemisphere special meeting since the distribution of the proxy statement, you are urged to do so promptly. These additional definitive materials do not affect the validity of any proxy card or voting instructions that Hemisphere stockholders may have previously received or delivered following the distribution of the proxy statement. No action is required by any Hemisphere stockholder who has previously delivered a proxy or voting instructions following the distribution of the proxy statement and who does not wish to revoke or change that proxy or voting instructions.

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The final paragraph of the “Background of the Mergers” section of the proxy statement on page 28 of the proxy statement is hereby amended and restated with the following:

Moelis and Davis Polk have not held substantive negotiations with representatives of Company F and representatives of Company F have made no effort since June 7, 2022 to contact the Company, Moelis or Davis Polk with respect to a potential transaction.

Throughout the month of August 2022, representatives of Company E continued to conduct due diligence on the Company, including through meeting with management and discussions with representatives of the Company.

On August 26, 2022, representatives of Company E delivered an initial draft merger agreement and equity commitment letter for their proposed transaction.  The draft merger agreement indicated that the transaction would be financed with a combination of debt, equity and preferred equity.

Also on August 26, 2022, representatives of Company E indicated to representatives of Moelis that, while they were not certain, they were considering revising their offer to be $7.25 in cash and $1.75 in the form of registered, freely-tradable shares of publicly traded common stock of the combined post-transaction company which would result in Hemisphere stockholders holding a significant minority stake in the combined company.

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On August 29, 2022, the Special Committee held a video conference, which was attended by representatives of Moelis and Davis Polk.  At the meeting, the Special Committee held a discussion with representatives of Moelis and Davis Polk regarding their views on Company E’s ability to obtain financing as well as a discussion on the potential that the consideration for the transaction might be changed to $7.25 in cash and $1.75 in the form of registered, freely-tradable shares of publicly traded common stock of the combined post-transaction company.  In addition, the Special Committee discussed with its advisors the stock being offered in the proposed transaction, the limited trading volume of the share consideration being offered by Company E in the revised proposal and the fact that such share consideration would be subordinated to the preferred equity being used by Company E as part of its financing. The Special Committee then directed the representatives of Moelis and Davis Polk to continue to engage with Company E and its representatives regarding a potential transaction.

On August 31, 2022, the Special Committee held a video conference, which was attended by representatives of Moelis and Davis Polk.  At the meeting, the Special Committee and representatives of Moelis and Davis Polk continued to discuss the possibility of a transaction with Company E, in particular discussing Company E’s ability to finance a transaction and that no debt commitment letter or preferred equity commitment letter had been provided by Company E.  Also at this meeting, representatives of Davis Polk discussed the most material issues in the draft merger agreement previously provided by Company E.  The members of the Special Committee then directed the representatives of Davis Polk to continue to try to finalize transaction documents with Company E and instructed the representatives of Moelis to emphasize to Company E the importance of obtaining committed financing for the transaction.

On September 1, 2022, the representatives of Davis Polk and Company E’s legal counsel held a telephonic meeting to discuss the most material issues posed by Company E’s draft merger agreement.

On September 2, 2022, the Special Committee received a revised non-binding Acquisition Proposal from Company E.  The proposal contemplated acquiring all of the outstanding Hemisphere Common Stock for $7.25 in cash and $1.75 in the form of registered, freely tradeable shares of publicly traded common stock of the combined post-transaction company.  The stock portion of the consideration would also result in Hemisphere stockholders holding a significant minority stake in the combined company.  The proposal did not include any finalized or signed debt commitments but did include an unsigned draft debt commitment letter from one lender that did not specify the amount of debt that such lender would be required to provide.  The proposal did not include a signed equity commitment letter or any finalized or signed preferred equity commitments but did include a statement that Company E anticipated having a draft letter of intent from Company E’s preferred equity provider in the next few days.  The proposal also stated that it would take approximately an additional three to four weeks to obtain committed financing.

Also on September 2, 2022, the Special Committee held a video conference, which was attended by representatives of Moelis and Davis Polk. At the meeting, the Special Committee held a discussion with its advisors regarding Company E’s revised non-binding proposal.  The Special Committee and its advisors discussed both the difficulty that Company E was having obtaining financing for the transaction as well as the value being offered by Company E, including, in particular, the value of the stock consideration being offered in the transaction and Company E’s statement in its revised proposal that it had a value of $1.75.  The members of the Special Committee then directed the representatives of Davis Polk to continue to progress the material issues previously discussed with Company E’s legal counsel and instructed the representatives of Moelis to discuss with Company E the importance of committed financing.

There can be no assurance that Company E’s Acquisition Proposal will lead to a Superior Proposal.

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Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction between the Company and a subsidiary of Gato Investments LP, the Company has filed relevant materials with the SEC, including the Proxy Statement, and the parties have jointly filed the Schedule 13e-3. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other related documents filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors are able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents filed by the Company with the SEC by accessing the Investors section of the Company’s website at https://hemispheretv.com/home/default.aspx. Investors may also request copies of the Proxy Statement or other information concerning the Company, without charge, by written or telephonic request directed to Hemisphere Media Group, Inc., 4000 Ponce de Leon Blvd., Suite 650, Coral Gables, Florida, Telephone (305) 421-6364 or from the Company’s proxy solicitor, Innisfree, toll free at (877) 717-3923.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 1, 2022, or in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 16, 2022, and in other documents filed by the Company with the SEC. You can obtain free copies of these documents from the Company using the contact information above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of the closing of the proposed transaction. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” “potential,” “forecast,” “target” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; (2) risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company’s stockholders) in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction agreement entered into in connection with the proposed transaction; (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (10) the ability to meet expectations regarding the timing and completion of the proposed transaction; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; and (12) changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company.

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